EXHIBIT 10.4

TERMINATION, RELEASE AND INDEMNIFICATION AGREEMENT, dated as of August 21, 2007 (this “Termination Agreement”), executed in connection with that certain FINANCING AGREEMENT, dated as of June 8, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Financing Agreement”), by and among MTM TECHNOLOGIES, INC., a New York corporation (“MTM”), all of MTM’s subsidiaries from time to time party thereto (all such subsidiaries together with MTM, collectively, the “Borrowers”), the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and THE CIT GROUP/BUSINESS CREDIT, INC. as agent for the Lenders (in such capacity, “Agent”).  Terms which are capitalized in this Termination Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Financing Agreement.

WHEREAS, the Borrowers have notified Agent of their intention to terminate the Financing Agreement and all other Loan Documents, and to pay and satisfy in full in immediately available funds all outstanding Revolving Loans and all other Obligations, including without limitation, all interest accrued thereon, and all costs, fees and expenses payable in connection therewith, on or about the date hereof; and

WHEREAS, concurrently with such termination and payment, GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, as agent for itself and certain other lenders (“New Lender”), shall enter into one or more financing agreements with the Borrowers (collectively, the “New Credit Agreement”); and

WHEREAS, the parties hereto wish to set forth their understanding with respect to (i) the payment and satisfaction in full of the Obligations, the calculation thereof, and the method of payment thereof, (ii) the termination of the Financing Agreement and the other Loan Documents and the termination and release by Agent of all liens and security interests in the assets and properties of the Borrowers, (iii) the delivery by Agent to New Lender’s legal counsel, various original instruments and documents, (iv) the exchange of mutual releases by and among the Borrowers and Agent, and (v) the indemnification of Agent by the Borrowers with respect to certain contingent Obligations, and the establishment of the Reserve (as defined on Exhibit A annexed hereto);

NOW, THEREFORE, in connection with the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Payment of Obligations.  The Borrowers have advised Agent that the date of repayment of the Obligations shall be August 21, 2007 (the “Payout Date”).  Assuming that payment is received by Agent by 2:00 p.m. New York City time on the Payout Date, the total amount of all Obligations and other amounts to be paid shall equal the total amount set forth at the end of Schedule A annexed hereto, adjacent to the words “Payout Amount” (the “Payout Amount”).  Payment of the Payout Amount, including the portion thereof which constitutes the estimated fees and disbursements of Agent’s legal counsel, shall be effectuated by the wire-transfer of same day funds in U.S. dollars directly to Agent at its bank account, as follows:

Name of Bank:                                  JPMorgan Chase Bank
Bank Account:                                 CIT Business Credit Inc.
Bank Account No.:                          144-0-64425
ABA Routing No.:                           021000021
Reference:                                         MTM Technologies, Inc.

2.           Termination of Financing Agreement and other Loan Documents; Release and Reassignment of Liens.  Effective upon Agent’s timely receipt on the Payout Date of (a) the Payout Amount and (b) a fully executed counterpart of this Termination Agreement (collectively, the “Release Conditions”): (i) the Financing Agreement, all commitments thereunder, and all other Loan Documents, are each automatically terminated and cancelled by mutual consent, (ii) all indebtedness, liabilities and other Obligations of the Borrowers to Agent are satisfied in full (other than those obligations which shall continue after the Payout Date in accordance with Paragraphs 4 and 5 of this Termination Agreement), (iii) Agent reassigns to the Borrowers, with respect to each item of property in which any of the Borrowers has previously granted to Agent a lien upon or security interest in as collateral security for the Obligations arising under or relating to the Loan Documents (collectively the “Collateral”), without recourse, representation or warranty, all such liens and security interests so granted, (iv) all liens upon and security interests in the Collateral are automatically terminated, and (v) without limiting the generality of the termination provisions contained in clause (i) hereof, automatically upon the satisfaction of the Release Conditions, Agent terminates all right, title and interest it has in and to all lockboxes, deposit accounts and blocked accounts that any of the Borrowers maintain with JPMorgan Chase Bank, N.A. (the “Blocked Account Bank”) or any affiliate thereof, and Agent terminates all blocked account arrangements or agreements it has with the Blocked Account Bank or such affiliates with respect to such lockboxes, deposit accounts and blocked accounts.  In addition, automatically upon the satisfaction of the Release Conditions, Agent terminates all right, title and interest it may have in and to all third-party documents, such as landlord waivers and consents, executed or delivered from time to time to Agent with respect to any of the Borrowers.

3.           Authorization to Record Termination Statements; Delivery of Certain Investment Property and Certain Other Release Instruments.  Effective upon the satisfaction of the Release Conditions, Agent hereby authorizes the Borrowers and New Lender, or their respective attorneys, agents or designees, to record or file, as applicable, with the appropriate filing or recording offices any and all financing statements necessary to terminate all UCC-1 financing statements of record, covering any Collateral, in which Agent is named as secured party and any of the Borrowers is named as debtor.  In addition, no later than the business day immediately following the day on which the Release Conditions are satisfied, Agent shall send by a nationally-recognized overnight courier service to Steven C. Drapekin, Esq., Lewis, Rice & Fingersh, L.C., 500 North Broadway, Suite 2000, St. Louis, Missouri 63102 (i) all certificates in Agent’s possession evidencing securities and other similar investment property in which any of the Borrowers shall have previously granted to Agent a lien upon or security interest in (copies of all such certificates are annexed hereto as Exhibit B) and (ii) an instrument in the form of Exhibit A annexed hereto, pursuant to which the collateral assignment to Agent of certain trademarks in which any of the Borrowers has any right, title or interest shall be cancelled and terminated of record (and Agent hereby authorizes the Borrowers and New Lender, or their respective attorneys, agents or designees, to record or file, as applicable, such instrument).

4.           Mutual Release.  Effective upon the satisfaction of the Release Conditions, Agent and each of the Lenders hereby releases and discharges the Borrowers and the successors and assigns of each, and the Borrowers hereby release and discharge Agent and each of the Lenders, and their respective successors and assigns, of and from all claims, demands, debts, accounts, contracts, obligations, Obligations, actions and causes of action, whether in law or in equity, which any party ever had, now has, or hereafter may have against the other, directly or indirectly arising out of or in any way relating to the Financing Agreement, the Loan Documents, any amendments thereto, any instrument, document or agreement executed or delivered in connection therewith, and any transaction relating thereto, except (i) to the extent that any provision contained in the Financing Agreement or in any other Loan Document, by its terms, specifically provides that a referenced Obligation survives the payment of monetary obligations owing by the Borrowers to Agent or any of the Lenders, as to which the Borrowers shall continue to be liable after the date of this Termination Agreement, in accordance with the terms of such provision and (ii) with respect to the indemnity obligations of the Borrowers described in paragraph 5 hereof, as to which the Borrowers shall continue to be liable after the date of this Termination Agreement, in accordance with the terms of paragraph 5.

5.           Reserve; Indemnity.  (a) As collateral security for all obligations, indebtedness, and liabilities owing to Agent or any of the Lenders with respect to (i) any Returned Items (as defined below) and (ii) all amounts owing by the Borrowers to Agent or any of the Lenders which by virtue of clerical or similar error are not reflected in the calculation of the Payoff Amount or which, in the case of estimated out-of-pocket expenses of Agent, are determined after the date of this Termination Agreement to have been inadequately reflected in such calculation (collectively, the “Reimbursement Obligations”), the Borrowers hereby pledge and assign to Agent, and grant to Agent a continuing security interest in and lien upon, all of their right, title and interest in and to the Reserve.  The Reserve shall (x) at all times be held by Agent or its designee, (y) at all times be under Agent’s dominion and control and (z) be non-interest bearing.  Agent may at any time and from time to time, and without notice to the Borrowers or to any other party (any such notice being hereby expressly waived) set-off, charge and/or apply all of the Reserve against and on account of the Reimbursement Obligations as they come due.  Any balance of the Reserve (less Agent’s standard wire transfer charges pursuant to Section 8.8 of the Financing Agreement) remaining after one hundred and twenty (120) days have elapsed from the date of this Termination Agreement shall be delivered to New Lender, in accordance with the Borrowers’ instructions, by wire transfer of funds, as follows:

Name of Bank: Credit Account: ABA Routing No.: Payee:	Northern Trust Chicago, Illinois 57010 071000152 GE Commercial Distribution Finance / MTM Technologies

Should the Reimbursement Obligations exceed the Reserve (the “Excess”), the Borrowers shall remain liable to Agent for such Excess and shall immediately pay any such Excess to Agent upon demand.

(b)           The Borrowers jointly and severally agree, irrevocably and unconditionally, to indemnify Agent and each of the Lenders for, and hold Agent and each of the Lenders harmless against, and to immediately pay to Agent upon its demand therefor, the amount of all checks and other instruments for the payment of money (plus ordinary and customary service, protest or other bank charges or other ordinary and customary charges or fees relating thereto), which checks and instruments have been (i) received by Agent on or before the Payout Date and (ii) credited to any account of the Borrowers with Agent for the purpose of computing the Payout Amount and which Agent is unable for any reason to collect or, solely with respect to the indemnity of the Borrowers, which Agent is for any reason compelled to surrender to any person because such payment is determined to be void or voidable as a preference, an impermissible setoff, a diversion of trust funds or for any other reason (collectively, the “Returned Items”).  The Borrowers shall pay interest thereon from the date such check or other instrument was paid to the date of payment by the Borrowers at the rate that would have been applicable under the Financing Agreement.

6.           General Provisions.  1)  Agent agrees promptly to do all things which may be reasonably requested by the Borrowers or New Lender to further effect and evidence of record the release and reassignment described in paragraph 2 hereof, subject to the prior indefeasible payment in full by the Borrowers to Agent of all of Agent’s out-of-pocket costs and expenses (including, without limitation, all reasonable fees and expenses of counsel) incurred in connection therewith.

(b)           This Termination Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same Termination Agreement.

(c)           All notices and demands given or made under this Termination Agreement shall be in writing, and shall be delivered by messenger, first class or overnight mail, or by facsimile transmission followed by delivery by messenger, first class or overnight mail, as follows:

if to Agent, then to:
The CIT Group/Business Credit, Inc.
11 West 42nd Street
New York, New York 10036
Attn: Andrew S. Hausspiegel
Fax No.:  (212) 461-7760

if to the Borrowers, then to:
MTM Technologies, Inc.
1200 High Ridge Road
Stamford, Connecticut  06905
Attn: J.W. Braukman, III
Fax No.: (203) 975-3701

(d)           THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF

 THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

(Signature Page Follows)

IN WITNESS WHEREOF, each of the parties hereto has executed this Termination Agreement as of the day and year first set forth above. New Lender, although not a party to this Termination Agreement, is an intended third-party beneficiary with respect to the provisions contained in paragraphs 1, 2, 3 and 4 hereof.

THE CIT GROUP/BUSINESS CREDIT, INC.
By:	/s/
Name:	Andrew Hausspiegel
Title:	Vice President
MTM TECHNOLOGIES, INC. MTM TECHNOLOGIES (CALIFORNIA), INC. MTM TECHNOLOGIES (US), INC. MTM TECHNOLOGIES (TEXAS), INC. MTM TECHNOLOGIES (MASSACHUSETTS), LLC INFO SYSTEMS, INC.
By:	/s/
Name:	J.W. Braukman, III
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Termination, Release and Indemnification Agreement

SCHEDULE A

Calculation of Payout Amount

1.	Outstanding principal balance of Revolving Loans	$ 4,964,926.87
2.	Accrued interest on Revolving Loans	$ 36,286.11
3.	Wire Transfer Fee	$ 330.00
4.	Early termination fee pursuant to Section 8.11 of the Financing Agreement	$ 62,500.00
5.	“Reserve”	$ 25,000.00
6.	Unused Line Fee	$ 2,680.58
7.	Estimated legal fees and disbursements	$ 30,000.00
	PAYOUT AMOUNT (which includes the Reserve)	$ 5,121,723.56

EXHIBIT A

TERMINATION, RELEASE AND REASSIGNMENT OF
SECURITY INTEREST IN TRADEMARKS

This Termination, Release and Reassignment Agreement (this “Agreement”) is dated as of August __, 2007 and is executed in favor of MTM Technologies, Inc. (“MTM”), by The CIT Group/Business Credit, Inc. (“Secured Party”).

WHEREAS, MTM, all of MTM’s subsidiaries from time to time party thereto (all such subsidiaries together with MTM, collectively, the “Borrowers”), the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and Secured Party as agent for the Lenders entered into that certain Financing Agreement, dated as of June 8, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Financing Agreement”), pursuant to which Secured Party and certain of the Lenders extended credit to MTM;

WHEREAS, in connection with the Financing Agreement, MTM and Secured Party entered into (i) that certain Trademark Security Agreement, dated as of June 8, 2005, recorded with the United States Patent and Trademark Office on July 12, 2005 at Reel/Frame 3155/0815 (the “Trademark Security Agreement”), pursuant to which MTM granted a security interest in the Trademark Collateral (as defined in the Trademark Security Agreement) to Secured Party, and (ii) that certain Assignment for Security of Trademarks by MTM to Agent, dated as of June 8, 2005 (the “Assignment for Security of Trademarks”); and

WHEREAS, MTM has requested that Secured Party terminate, release and reassign its security interest in the Trademark Collateral in connection with the termination of the Financing Agreement and the related agreements, documents and instruments, and the payment and satisfaction in full of all obligations thereunder, pursuant to that certain Termination, Release and Indemnification Agreement, dated as of the date hereof, by and among the Borrowers and Secured Party (the “Payoff Agreement”);

NOW, THEREFORE, upon Secured Party’s receipt of the Payoff Amount (as defined in the Payoff Agreement), Secured Party hereby terminates, releases and reassigns to MTM its lien on and security interest in the Trademark Collateral, (ii) the goodwill of MTM’s business connected with and symbolized by the Trademark Collateral, and (iii) all cash and non-cash proceeds of the foregoing, whether such lien and security interest is granted pursuant to the Financing Agreement, the Trademark Security Agreement, the Assignment for Security of Trademarks, or any other agreement, document or instrument; and

Secured Party further agrees to execute and deliver to MTM or to MTM’s new lender, GE Commercial Distribution Finance Corporation, as MTM may so direct Secured Party in writing, any and all further documents or instruments and do any and all further acts, in each case at MTM’s cost and expense, which MTM (or its agent or any of its designees) may reasonably request, in order to confirm this Agreement and the release by Secured Party of its lien on and security interest in the Trademark Collateral, and the reassignment by Secured Party to MTM of all of Secured Party’s right, title and interest in and to the Trademark Collateral.

(Signature Page Follows)

IN WITNESS WHEREOF, Secured Party has executed this Agreement as of the day and year first above written.

THE CIT GROUP/BUSINESS CREDIT, INC., as Secured Party
By:
Name:
Title:

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On the ____ day of August, 2007, before me, a duly authorized notary in and for the above county and state, appeared ______________, on behalf of The CIT Group/Business Credit, Inc., known to me to be the individual who executed the above Agreement.

Notary Public

Signature Page to Termination, Release and Reassignment Agreement

ANNEX TO TERMINATION, RELEASE AND REASSIGNMENT OF
SECURITY INTEREST IN TRADEMARKS

Title	Trademark Registration	Date Filed	Country
Pivot Technologies	2,479,202	10/23/99	USA
Pivot Technologies and Design	2,444,052	10/23/99	USA
Pivot Technologies (Eye Logo)	2,756,707	8/30/00	USA
Systems Managing Systems	2,434,901	10/23/99	USA
DNA Net Sensor Datavox Network Assurance	2,721,382	12/14/01	USA
Enterprise Services Partner	2,763,391	10/30/01	USA
Vector ESP	2,924,616	10/30/01	USA